UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007 (May 14, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On May 14, 2007, Nationwide Financial Services, Inc. (NFS) entered into an Underwriting Agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) relating to $400.0 million aggregate principal amount of 6.75% fixed-to-floating rate Junior Subordinated Notes, between NFS and Morgan Stanley & Co. Incorporated, as the representative of the several underwriters named in Schedule II to the Underwriting Agreement (the Underwriters), pursuant to which the Underwriters agreed to purchase the Junior Subordinated Notes from NFS.

The Junior Subordinated Notes are being offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-132910 under the Securities Act) filed with the United States Securities and Exchange Commission (SEC) on May 14, 2007, and a Prospectus Supplement dated May 14, 2007. The terms of the Junior Subordinated Notes are set forth in the Prospectus Supplement (previously filed with the SEC on May 15, 2007 pursuant to Rule 424(b)(5) under the Securities Act).

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 1.1	Underwriting Agreement dated May 14, 2007 among NFS and the Underwriters, relating to the Junior Subordinated Notes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: May 17, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer